Exhibit 4.48

Authorization License for Usage of Trademark

Trademark:

Licensor: China Electric Equipment Group Co., Ltd.

Address: 88 Shengtai Road, Jiangning Economic & Technical Development District, Nanjing

Postcode: 211100

Tel.: 025-52095909

Country: People’s Republic of China

Sub-license (yes or no): No

Licensee: China Sunergy (Nanjing) Co., Ltd.

Address: 88, Shengtai Road, Jiangning Economic & Technical Development District, Nanjing

Postcode: 211100

Tel.: +86-25-52766623

Country: People’s Republic of China

Effective Date of the License Contract: June 7, 2006

Expiration Date for the License Contract: June 7, 2026

Trademark Registration Number: 3880915

Class: First, ninth and other protective classes that are being applied for

License Purpose: for ordinary business of : China Sunergy (Nanjing) Co., Ltd.

Licenser’s seal (Seal) (signature):	Licensee’s seal (Seal) (signature):

/s/ China Electric Equipment Group Co., Ltd.	/s/ China Sunergy (Nanjing) Co., Ltd.

Notes:

1.	License of joint owned trademark shall be applied by a representative delegated by the co-owners, and this action shall be deemed as authorized by other co-owners.

2.	The sub-licensor who applies for registration shall fill in the corresponding information of licensor, and shall remark in the volume of the sub-license.